Business Update February 26, 2021 Exhibit 99.1

1 Statements contained in this presentation about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the: • ability of SCE to recover its costs through regulated rates, including uninsured wildfire-related and debris flow-related costs, costs incurred to mitigate the risk of utility equipment causing future wildfires, costs incurred to implement SCE's new customer service system and costs incurred as a result of the COVID-19 pandemic; • ability of SCE to implement its Wildfire Mitigation Plan; • risks of regulatory or legislative restrictions that would limit SCE’s ability to implement Public Safety Power Shutoff (“PSPS”) when conditions warrant or would otherwise limit SCE’s operational PSPS practices; • risks associated with implementing PSPS, including regulatory fines and penalties, claims for damages and reputational harm; • ability of SCE to maintain a valid safety certification; • ability to obtain sufficient insurance at a reasonable cost, including insurance relating to SCE's nuclear facilities and wildfire-related claims, and to recover the costs of such insurance or, in the event liabilities exceed insured amounts, the ability to recover uninsured losses from customers or other parties; • extreme weather-related incidents (including events caused, or exacerbated, by climate change, such as wildfires, debris flows, high wind events and extreme heat events) and other natural disasters (such as earthquakes), which could cause, among other things, public safety issues, property damage, operational issues (such as rotating outages and issues due to damaged infrastructure), PSPS activations and unanticipated costs; • risks associated with California Assembly Bill 1054 (“AB 1054”) effectively mitigating the significant risk faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial cause, including the longevity of the Wildfire Insurance Fund and the CPUC's interpretation of and actions under AB 1054, including its interpretation of the new prudency standard established under AB 1054; • decisions and other actions by the California Public Utilities Commission, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and other governmental authorities, including decisions and actions related to nationwide or statewide crisis, determinations of authorized rates of return or return on equity, the recoverability of wildfire-related and debris-flow-related costs, issuance of SCE's wildfire safety certification, wildfire mitigation efforts, and delays in executive, regulatory and legislative actions; • ability of Edison International or SCE to borrow funds and access bank and capital markets on reasonable terms; • risks associated with the decommissioning of San Onofre, including those related to worker and public safety, public opposition, permitting, governmental approvals, on- site storage of spent nuclear fuel, delays, contractual disputes, and cost overruns; • pandemics, such as COVID-19, and other events that cause regional, statewide, national or global disruption, which could impact, among other things, Edison International's and SCE's business, operations, cash flows, liquidity and/or financial results and cause Edison International and SCE to incur unanticipated costs; • physical security of Edison International's and SCE's critical assets and personnel and the cybersecurity of Edison International's and SCE's critical information technology systems for grid control, and business, employee and customer data; • risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as Community Choice Aggregators (“CCA,” which are cities, counties, and certain other public agencies with the authority to generate and/or purchase electricity for their local residents and businesses) and Electric Service Providers (entities that offer electric power and ancillary services to retail customers, other than electrical corporations (like SCE) and CCAs); • risks inherent in SCE's transmission and distribution infrastructure investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, power curtailment costs (payments due under power contracts in the event there is insufficient transmission to enable acceptance of power delivery), changes in the California Independent System Operator’s transmission plans, and governmental approvals; and • risks associated with the operation of transmission and distribution assets and power generating facilities, including worker and public safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts. Other important factors are discussed under the headings “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10-K and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this presentation. Forward-Looking Statements February 26, 2021

2 Edison International is leading the transformation of the electric power industry One of the nation’s largest electric-only utilities, serving over 15 million residents EIX’s principal subsidiary, with ~$5 billion annual electric infrastructure investment opportunity Growth driven by investment in modernizing the grid and advancing California’s ambitious low carbon objectives Wires-focused rate base of ~$36 billion, with limited ownership of power generation capacity (<20% of electricity sales from owned generation) Provides data-driven energy solutions to commercial, institutional and industrial customers Customer base includes 15 of the Fortune 50 Holding company focused on opportunities in clean energy, efficient electrification, grid of the future, and customer choice February 26, 2021

Sustainability is central to Edison's vision to lead the transformation of the electric power industry

We have made long-term, public commitments related to clean energy, transportation electrification, diversity and inclusion, and safety[1]

Environmental

Targeting 100% carbon-free power delivered by 2045; ~43% carbon-free power in 2020[2]

Over $800 million in approved funding to expand transportation electrification[3]

Named leader in solar for 12th year and #1 utility nationally in energy storage for 2nd year[3,4]

Committing to vehicle fleet electrification goals by 2030[3]

Social

Swift COVID-19 response as essential services provider

$5 billion annually in safe, reliable, clean energy grid[3,5]

Long-standing community partnerships, including $2.2B spend with diverse suppliers[1,3]

Publish transparent data on workforce, supplier, and community investment diversity

Committed to gender parity in senior roles by 2030 and broader DEI actions

Governance

Highest level governance scores from ISS and Moody's

Board oversight of ESG risks such as safety, climate change impacts, and cybersecurity

7 of 11 directors diverse by gender, race/ethnicity, and LGBTQ identification, including four women

50% of executive annual incentive pay tied to safety-related metrics for 2021

10 of 11 directors are independent, including chair

1. We publish detailed information on our Sustainability site found here: https://www.edison.com/home/investors/sustainability.html
2. Percentages refer to power delivered to SCE customers. Reflects no coal generation of delivered electricity
3. Refers to SCE only
4. Based on Smart Electric Power Alliance (SEPA) rankings published in 2019, which can be found here: https://sepapower.org/2019-top-10-winners/
5. Subject to regulatory approval

February 26, 2021

Energy for What's Ahead℠ | 3

4 Investment thesis: Strong alignment between California’s clean energy goals and EIX’s business drivers Constructive California and Federal regulatory structures Aggressive climate goals met with clean, efficient, economy- wide electrification Significant investment required to strengthen and modernize the electric grid Investment in electric-led clean energy future results in strong rate base and dividend growth Decoupling of sales Forward-looking ratemaking Premium California ROE Wildfire prudency standard California GHG reduction Helping customers make clean energy choices Address wildfire risk Infrastructure replacement Grid modernization Electrification infrastructure 6.7–7.6% average annual rate base growth through 2023 Target dividend payout of 45–55% of SCE earnings February 26, 2021

5 California’s regulatory mechanisms provide revenue certainty, even as load and payment patterns change Revenue Decoupling means earnings aren’t affected by changes in electricity sales Long-standing regulatory mechanism that breaks the link between retail electricity sales and revenue; promotes energy efficiency, helps stabilize customer bills, and supports environmental goals Changes in sales only affect timing of cash collection Balancing Accounts allow SCE to collect and refund differences to authorized revenue SCE has several balancing accounts, including one for variances in sales volume, such as those related to COVID-19 Balancing account established for residential uncollectibles COVID-19 Related Memo Accounts allow SCE to track cost and payment changes for cost recovery requests CPUC approved COVID-19 Pandemic Protections Memo Account (CPPMA) where SCE will track non-payment and non-recovery of billed amounts for residential and small business customers1 COVID-19 related costs will record to Catastrophic Event Memo Account Both require seeking approval to recover costs recorded to them 1. Residential bad debt expense records to the Residential Uncollectibles Balancing Account (RUBA) and not the CPPMA February 26, 2021

6 Reaching California’s 2045 GHG goals requires a near- complete transformation of energy use economy wide 100% of grid sales with carbon-free electricity 80 GW of utility-scale clean generation 30 GW of utility-scale energy storage 30% of space and water heating to be electrified by 2030 70% of space and water heating to be electrified by 2045 Building electrification will increase load significantly by 2045—representing 15% of the total load 76% of light-duty vehicles need to be electric 67% of medium-duty vehicles need to be electric 38% of heavy-duty vehicles need to be electric Until there is an alternative, natural gas generation capacity provides a crucial role for reliability and affordability, but declining by 50% by 2045 40% of natural gas that remains will be decarbonized through the addition of biomethane and hydrogen Pathway 2045: Key steps California must take to reach carbon neutrality “Adaptation to climate change must begin in earnest — which SCE is doing in part with our grid hardening, situational awareness, and operational changes — but we must act on longer term solutions as well.” – Pedro Pizarro, CEO of Edison International February 26, 2021

7 SCE delivered ~43% carbon-free electricity to customers in 2020 Decarbonizing transportation sector, ~40% of GHG emissions, requires widespread vehicle electrification State’s commitment highlighted by requiring all new passenger vehicles sold to be zero-emission by 2035 and operations of MD/HD vehicles2 be zero-emission by 2045 Electricity required to be 100% carbon-free by 2045 Electrification of buildings and industrial processes also a key factor 1. Buildings and Other includes residential, commercial, and agriculture 2. Medium- and heavy-duty (MD/HD) vehicles shall be 100% zero-emission by 2045 where feasible, with the mandate going into effect by 2035 for drayage trucks Source: SCE’s Pathway 2045 analysis SCE is a catalyst for achieving California’s aggressive GHG and clean energy goals via economy-wide electrification Achieving 80% GHG reduction by 2050 will require fuel use changes in all sectors State Carbon Emissions Reduction Pathway California GHG Emissions, Annual million metric tons (MMT) – 100 200 300 400 2015 2020 2025 2030 2035 2040 2045 2050 80% by 2050 (86 MMT) Carbon Neutrality by 2045 (108 MMT) 40% by 2030 (260 MMT) Electricity Transportation Industrial Buildings and Other1 February 26, 2021

8 Annual residential household energy costs (2019$)1 2019 2045 By 2045, a greater reliance on electricity, combined with population and economic growth, will result in a 60% increase in electricity sales from the grid Household savings driven by reduced gasoline consumption due to high market penetration of electric vehicles Improvements in equipment efficiency, energy efficiency, and demand response programs further reduce consumption Total energy cost for an average household decreases by about one-third by 2045 A decarbonized, electrified world produces energy savings for an average household $3,130 $4,550 Home Solar Electricity Bill Home Gas Bill Gasoline 1. Reflects annual energy costs using SCE data and does not account for the cost of equipment. Electricity bill based on delivery and generation charges for weighted average of CARE (California Alternate Rates for Energy) and non-CARE customers. Gas prices reflect declining residential gas consumption impact on remaining customers. Utility and transportation fuel costs in 2019 dollars. Average customer in 2045 would have electric vehicle, solar, and electric water and space heating Source: SCE’s Pathway 2045 analysis February 26, 2021

Significant incremental grid investments required by 2045 to serve load growth and integrate renewables and storage

At least a third of incremental grid investment fits squarely within IOU jurisdictions

CAISO-wide grid investment under Pathway 2045 Balanced Scenario



~$75 billion
(2019$)
Transmission for Out-of-State Imports
ISO Interconnections
Local Capacity
Subtransmission
Distribution
CAISO Grid Investment
2031–2045

Infrastructure to interconnect and integrate resources

May be mix of investment by utilities, generators, and other market participants

Utility infrastructure additions and upgrades

Predominantly investments by utilities in their service areas

CAISO-wide investment required at various voltage levels and to address specific system needs

Upgrades at lower voltages are clearly utility-owned; transmission projects may be competitively bid

Potential additional utility investment upside from storage

- Pathway 2045 analysis showed ~$54 billion[1] need for battery storage CAISO-wide
- May be opportunity where utilities are natural owners

SCE continues to refine estimates, evaluate required future capabilities and technologies, and develop roadmap for achieving 2045 goals[2]

1. In 2019 dollars under Balanced Scenario
2. See SCE's Reimagining the Grid white paper for additional information

Source: SCE's Pathway 2045 analysis. See Pathway 2045 Appendices for additional information on the analysis and its methodology

February 26, 2021

Energy for What's Ahead℠

9

Foundational strategy for mitigating wildfire risk continues; increased focus on risk-prioritization and customer impacts

		2020–2022 Wildfire Mitigation Plan[1]
Hardening the Grid	**Covered Conductor**	~4,000 circuit miles by end of 2022 **2020:** 965 | **2021:** 1,000-1,400 | **2022:** 1,600
	Undergrounding	Considering ~17 miles of undergrounding
Enhanced Operational Practices	**Inspections**	Risk-informed ground & aerial inspection program covering ~50% of HFRA structures annually; option for additional inspections for potential areas of concern
	Vegetation Management	Continue expanded line clearances; focus on hazard tree assessments and timely removal; expand brush clearing at base of poles to 200,000–300,000 per year
	Public Safety Power Shutoff (PSPS)	De-energization based on circuit-specific wind speed thresholds, with new circuit-specific mitigation plans and customer care programs to reduce customer impacts
Situational Awareness	**Weather Stations**	375–475 weather stations per year
	HD Cameras	Deployment complete as coverage in high fire risk areas effectively maximized

1. Cost recovery above GS&RP settlement is subject to CPUC approval

February 26, 2021 Energy for What's Ahead℠ 10

SCE is exceeding many benchmarks established in its 2020–2022 Wildfire Mitigation Plan to reduce wildfire risk[1]



1,400+ **Miles of covered conductor** installed since 2018, accounting for ~15% of lines in SCE's high fire risk areas; plan to install ~6,000 miles by end of 2023



166 **Cameras** installed provide visual coverage of >90% of SCE's high fire risk areas, reaching practical saturation point[2]

Click here to view in real-time: Fire Alert Cameras



1,000+ **Weather stations** installed by the end of 2020[3]

Click here to view in real-time: Weather Stations



650,000+ **Enhanced inspections** of distribution and transmission lines to address wildfire risks since end of 2018



12,900+ **Fuses and remote-controlled sectionalizing devices** applied to interrupt electrical current more quickly and boost reliability by segmenting circuits to isolate problems

1. Data as of December 31, 2020
2. Cameras stream live images on the ALERT Wildfire network can be found here: http://www.alertwildfire.org/orangecoca/index.html
3. Links to weather station data and the Santa Ana Wildfire Threat Index can be found here: https://www.sce.com/wildfire/fire-weather

February 26, 2021

Energy for What's Ahead℠ 11

12 SCE’s publicly available real-time data enhances situational awareness and informs critical operational decisions Live HD camera feeds provide critical information to fire agencies for effectively deploying air and ground resources Provide real-time weather data, including wind speed and gust, temperature, and humidity Enables circuit-level monitoring to inform critical operational decisions Helps fire agencies and the public prepare for a wildfire threat during a high wind event Users can see this information in real-time to help understand threat of wind-driven wildfires Cameras on ALERT Wildfire Network HD Weather Stations Wildfire Threat Index Predictive Model Cameras Weather Stations Threat Index RELATED LINKS FOR VIEWING EOC Virtual Tour Emergency Operations Center (EOC) SCE’s Emergency Operations Center acts as the company’s nerve center for 24/7 planning and emergency response February 26, 2021

SCE has strong rate base growth driven by significant electric infrastructure investment opportunities

SCE forecasts deploying significant capital in 2021–2023...

Capital Expenditures, $ in Billions



~$16 billion
2021–2023
Wildfire[1]
Generation
Transmission
Distribution
5.5
5.5
5.3
5.4
2020
2021
2022
2023

Range Case[4]	(Actual)	5.4	4.6	4.7

...resulting in strong rate base growth over two rate case cycles

Rate Base[2,3], $ in Billions



7.6%
CAGR
28.5
30.8
33.8
36.3
38.4
41.1

Range Case[4]	2018	2019	2020	2021	2022	2023	CAGR
				36.2	37.6	39.5	6.7%

1. In accordance with Assembly Bill (AB) 1054, ~$1.6 billion of wildfire mitigation-related spend shall not earn an equity return
2. Morongo Transmission holds an option to invest up to $400 million in the West of Devers Transmission Project at the in-service date, estimated to be 2021. In the chart, rate base has been reduced to reflect this option. Capital forecast includes 100% of the project spend
3. Weighted-average year basis. Excludes rate base associated with ~$1.6 billion of capital referred to in footnote 1 and projects or programs not yet approved
4. For 2021–2023 capital, reflects a 10% reduction of the total capital forecast over the 3-year GRC cycle using management judgment based on experience of previously authorized amounts and potential for permitting delays and other operational considerations. For rate base, range case reflects capital expenditure forecast range case

February 26, 2021
Energy for What's Ahead[SM]
13

14 SCE’s long-term growth drivers are highly aligned with California’s public policy goals Overarching Goals SCE Growth Drivers Safe, Reliable, and Affordable Electricity Service Infrastructure Replacement Sustained investment required to reach and maintain equilibrium replacement rate Wildfire Mitigation Significant investment in infrastructure and practices that mitigate wildfire risk, and bolster prevention and response Decarbonization of California Grid Modernization Accelerate the adoption and integration of renewables and other distributed energy resources Electrification of Transportation and Other Sectors Investments to support electrification of light-, medium-, and heavy-duty vehicles and other sectors Energy Storage Energy storage essential to increasing carbon-free generation Transmission Future needs to meet renewables and clean energy mandates driven by CAISO planning process February 26, 2021

15 EIX has a strong track record of meeting or exceeding EPS guidance and growing its dividend 0.80 2.65 2004 2021 7.3% CAGR …and has 17 consecutive years of dividend growth2 Dividends per Share (in Dollars) 1. EPS guidance was not provided in 2012 or 2018 because of the timing of final decisions in SCE’s 2012 and 2018 General Rate Cases, respectively 2. 2021 dividend annualized based on December 10, 2020 declaration EIX has consistently met or exceeded Core EPS guidance… Core EPS Relative to Guidance Range February 26, 2021 2004 Exceeded 2005 Exceeded 2006 Exceeded 2007 Exceeded 2008 In-line 2009 Exceeded 2010 In-line 2011 Exceeded 2012 N/A1 2013 Exceeded 2014 Exceeded 2015 Exceeded 2016 In-line 2017 Exceeded 2018 N/A1 2019 In-line 2020 In-line

EIX and SCE are committed to maintaining their investment grade credit ratings

Long-term Issuer Rating and Outlook[1]

As of February 25, 2021

	SCE	EIX
Moody's	Baa2 Stable	Baa3 Stable
S&P	BBB Negative	BBB Negative
Fitch	BBB- Stable	BBB- Stable

Investment grade ratings at SCE and EIX, targeting EIX long-term FFO-to-Debt ratio of 15–17%

Total liquidity of $5.4 billion[2]

Debt maturities in 2021:
- SCE: ~$1 billion
- EIX: None

Credit strengths include[3]:
- Stable, regulated T&D operations
- Extensive cost recovery mechanisms
- Credit supportive measures under AB 1054
- Wildfire mitigation investments

1. During the third quarter of 2020, S&P revised its rating outlooks for all three investor-owned utilities in California to negative due to unprecedented wildfire activity throughout California in August and September 2020. EIX and SCE's ratings outlooks from Moody's and Fitch have remained stable, despite 2020 wildfire activity due to the reduced financial risk that wildfires pose to SCE following enactment of AB 1054
2. As of December 31, 2020, $1.4 billion at EIX and $4.0 billion at SCE
3. As described by S&P in its report dated July 7, 2020, and Moody's in its reports dated April 2, 2020, and October 20, 2020

February 26, 2021

Energy for What's Ahead℠ 16

2017/2018 Wildfire/Mudslide Events Update

Remaining expected potential losses
$ in Billions

Best estimate of potential losses	6.2
Settlement progress:	
Local Public Entities (4Q 2019)	(0.4)
TKM[1] Subrogation Plaintiffs[2] (3Q 2020)	(1.2)
Individual Plaintiffs (Through February 18, 2021)	(0.4)
Woolsey Subrogation Plaintiffs[3] (1Q 2021)	(2.2)
Loss estimate balance at Feb. 18, 2021	**2.1**

- Insurance expected to be exhausted after recoveries for Woolsey Subro. Settlement
- SCE will seek CPUC recovery of prudently-incurred, actual losses in excess of insurance

Resolved approximately 2/3rds of best estimate
Settlement progress as a proportion of best estimate



Resolved claims
66%
34%
Remaining alleged and potential claims

Settlement program and bellwether trial dates

- For TKM, established settlement program providing for efficient and orderly process to pursue settlement of individual plaintiff claims[4]
  - Court may continue to defer trial date if sufficient settlement progress made
- Thomas bellwether trial[5] July 19, 2021
- Woolsey bellwether trial[5] June 1, 2021

1. Thomas Fire, Koenigstein Fire, and Montecito Mudslides
2. Under the terms of the TKM Subrogation Settlement, SCE paid the TKM Subrogation Plaintiffs an aggregate of $1.2 billion in October 2020, and also agreed to pay $0.555 for each dollar in claims to be paid by the TKM Subrogation Plaintiffs to their policy holders on or before July 15, 2023, up to an agreed upon cap
3. Under the terms of the Woolsey Subrogation Settlement, SCE agreed to pay the Woolsey Subrogation Plaintiffs an aggregate of $2.2 billion by April 22, 2021, and also agreed to pay $0.67 for each dollar in claims to be paid by the Woolsey Subrogation Plaintiffs to their policy holders on or before July 15, 2023, up to an agreed upon cap
4. Target participating in non-binding mediation or informal negotiations with at least 150 households per month
5. Scheduled dates as of February 18, 2021. Subject to change at discretion of the court

February 26, 2021 Energy for What's Ahead℠ 17

18 Edison Energy empowers organizations to conquer biggest challenges in energy today: Cost. Carbon. Complex Choices. Partners with market leaders to align energy spend with strategic, financial, and sustainability goals Provide independent, expert advice and services Using an integrated approach, provides energy solutions for clients designed to achieve the right cost, performance, and sustainability outcomes for their organizations Deliver comprehensive data-driven portfolio solutions Provides suite of specialized services across sustainability, analytics, renewables, supply, and energy optimization Serve large-scale, global customer base Clients include 15 of the Fortune 50 Offices in North America and Europe Helped customers execute renewable energy agreements totaling 2.2 GW in 2020 Provide insights for clean energy efforts Supports Edison International’s clean energy, electrification, and sustainability efforts February 26, 2021

Appendix

20 SCE has delivered 7.2% annualized rate base growth since 2015, driven by growing capital investment 1. Since 2015, rate base excludes SONGS Historical Recorded Rate Base1 $ in Billions, Weighted-average basis Historical Capital Expenditures $ in Billions 3.9 3.5 3.8 4.4 4.8 5.5 2015 2016 2017 2018 2019 2020 23.9 25.1 26.6 28.5 30.8 33.8 2015 2016 2017 2018 2019 2020 7.2% CAGR ~$25.9 billion 2015–2020 February 26, 2021

The bulk of SCE's investments are in its distribution system, consistent with wires-focused strategy

SCE forecasts investing $13.7 billion from 2021 to 2023 in its distribution system, ~85% of total ~$16 billion capital plan[1]

$ in Billions



Infrastructure Replacement
Includes poles, circuit breakers, transformers, and relays
$4.2
Wildfire[2]
Includes covered conductor, preventative maintenance
$3.2
General Plant
General projects and work supporting distribution
$3.2
Other[3]
Includes grid mod, transportation electrification, among others
$1.9
Load Growth
Upgrades to ensure reliability where system capacity exceeded
$0.7
New Service Connections
Dependent on customer growth in service territory
$0.5

Investments will upgrade and modernize World War II-era infrastructure

Distribution grid requires upgrades to support grid resiliency and reliability, and increased use of distributed energy resources

Certain programs deferred as resources reallocated to wildfire mitigation[4]

- Investment level for these programs will increase beyond 2023 to resume trajectory toward equilibrium replacement rate

1. Forecast based on 2021 GRC rebuttal levels. Numbers may not add due to rounding
2. Excludes overheads
3. Other includes, among other things, grid modernization, transportation electrification programs, emergency management, and customer requested system modifications
4. Deferrals required with infrastructure replacement, load growth, and grid modernization programs

February 26, 2021

Energy for What's Ahead℠ 21

22 Increased energy storage is essential as we expand the share of intermittent renewable electricity sources SCE estimates that California will need 10 GW of utility- scale energy storage by 2030 and 30 GW by 2045 to support the transition to 100% carbon-free power 690 MW Already procured or installed SCE exceeded 2020 state-mandated storage target1 1,360 MW Additional battery storage procured during 20202 Incremental capacity to be online 2021– 2023 to meet system reliability needs 2,050 MW Total storage capacity Installed or procured to-date 1. SCE exceeded the 580 MW target set by AB 2514 2. 770 MW were approved by the CPUC on August 27, 2020. 590 MW are pending CPUC approval February 26, 2021

23 2.5 3.0 3.5 4.0 4.5 5.0 5.5 6.0 Oct. 1, 2019 Apr. 1, 2020 Oct. 1, 2020 Apr. 1, 2021 Oct. 1, 2021 CPUC cost of capital mechanism current measurement period is October 1, 2020 through September 30, 2021 ROE adjustment based on 12-month average of Moody’s Baa utility bond rates, measured October 1 to September 30 If index exceeds 100 bps deadband from starting index value, authorized ROE changes by half the difference, and preferred and long-term debt rates are reset to the latest forecast values for the following year SCE required to file its next cost of capital application by April 2022 for rates effective beginning January 2023 Capital Structure Rate Common Equity 52% 10.30% Preferred 5% 5.70% Long-term Debt 43% 4.74% Weighted Average Cost of Capital 7.68% CPUC Cost of Capital Adjustment Mechanism Moody’s Baa Utility Index Rate (%) Cost of Capital Mechanism Features CPUC Authorized Cost of Capital Current Period Average1: 3.19% 1. As of February 18, 2021 Current Spot Rate1: 3.38% Starting Value – 4.50% Dead- band Mechanism did not trigger a change to 2021 ROE because average for period was above 3.5% February 26, 2021

SCE Key Regulatory Proceedings

	Proceeding	Description and Next Steps
Base Rates	**2021 GRC Tracks 1 and 4** (A.19-08-013)	Set CPUC base revenue requirement for 2021–2024 Track 1 decision pending. Track 4 to be filed Q2 2022
Wildfire[1]	**2021 GRC Track 3** (A.19-08-013)	Incremental 2020 wildfire mitigation costs and GS&RP costs above settled amounts[2]. Through Dec. 31, 2020, approximately $680 million capital and $475 million O&M spent[3] Submit testimony Q1 2021
	Application for Recovery of CEMA costs (A.19-07-021)	Requesting reasonableness review of $139 million in costs and revenue req. of $88 million for drought-related work and work related to 2017 fires Proposed decision expected Q3 2021
	Insurance WEMA2 (A.20-12-010)	Approx. $215 million for wildfire insurance-related costs for July–Dec. 2020 SCE proposed schedule would allow for recovery beginning January 2022
	2021 Wildfire Mitigation Plan Update	Update to 2020–2022 WMP outlining continued efforts Stakeholders submit comments due in March
COVID-19	**COVID-19 Pandemic Protections Memo Account**	Record non-payment and non-recovery of billed amounts for residential and small business customers and later seek recovery. Proceeding TBD
	CEMA for COVID-19 Costs	Activated to track COVID-19-related costs since March 2020

1. 2021 GRC track 2 also covered wildfire-related spending. A settlement agreement was approved by the CPUC in January 2021
2. GRC track 3 cost recovery request will not include any revenue requirement associated with 2020 capital expenditures, as those capital expenditures are subject to the AB 1054 exclusion from equity rate base and will be recovered through a separate financing order. Includes Wildfire Mitigation Plan Memo Account, Fire Hazard Prevention Memo Account, and Fire Risk Mitigation Memo Account, and 2018–2020 GS&RP costs above settlement amount
3. Numbers rounded. Reflects direct capital costs. Includes spending through 2020 and certain costs deferred for review as part of SCE's GRC track 2 settlement

February 26, 2021
Energy for What's Ahead℠ 24

Recent CPUC approvals improve cash flow; pending decisions will generate additional cash

$ in Millions

	Application Approval/ Request[1]	Additional Information
✓ **GRC track 2 settlement approved in Jan. 2021**	391	Settlement approved unmodified; $401 million of O&M and reasonableness of $302 million of capital[2]
✓ **WEMA1 approved in September 2020**	505	CPUC recognized wildfire liability insurance is an important protection for customers and a normal utility cost-of-service
✓ **GS&RP settlement approved in April 2020[3]**	159	Approved $476 million capital and $123 million O&M
Total Approved Rev. Req.	**1,055**	
Pending		
CEMA decision expected in Q3 2021	88	Requests cost recovery related to 2017–2018 drought and 2017 firestorms
WEMA2 application filed in Q4 2020	215	Requests cost recovery of July–December 2020 wildfire insurance premiums[4]

1. Amounts refer to approvals for GS&RP, WEMA1, and GRC track 2, and applications for CEMA and WEMA2. Total Application/Request refers to revenue requirement
2. Cost recovery in revenue requirement is lower than total O&M and reviewed capital because of flow through tax effects and excluded revenue requirement associated with AB 1054 Excluded Capital Expenditures
3. Approved amounts found reasonable by the Settlement Agreement. The Settlement Agreement finds reasonable an additional $13 million in O&M that has not yet been spent as of December 31, 2020. The Application Request of $159 million is the 2018–2020 revenue requirement for amounts found reasonable by the Settlement Agreement. The revenue requirement for the AB 1054 Capital Expenditures is the subject of a separate Application for Financing Order approved November 2020
4. Request also includes financing costs and memorandum account interest

February 26, 2021
Energy for What's Ahead℠
25

SCE's 2021 General Rate Case request balances foundational work with advancing ambitious State public policy goals

In 2021 GRC, SCE requests Test Year revenue requirement of ~$7.6 billion[1], or 12.5% increase over total rates	GRC addresses major portion of CPUC-jurisdictional revenue requirement for 2021–2024, including operating costs and capital investment – Excludes costs such as fuel and purchased power and other discrete projects and programs with separate cost recovery applications – Excludes FERC-jurisdictional transmission revenue requirement Requests increases of $452 million for 2022 and $524 million for 2023
Increase driven by wildfire mitigation, depreciation, and normal growth	Continuing critical wildfire mitigation activities and appropriate insurance Depreciation proposal more closely aligns customer cost responsibility Vast majority of total revenues are central to our core functions
Multi-track schedule to approve revenue	Components reviewed and approved in four tracks, including 2018–2020 costs associated with Fire Memorandum Accounts[2] In mid-April 2020, CPUC issued ruling requiring SCE to file RAMP and 2024 annual proposed revenue requirement in track 4

1. Includes all updates to the GRC revenue requirement filed with the CPUC as of September 29, 2020
2. Includes Wildfire Mitigation Plan Memo Account, Fire Hazard Prevention Memo Account, Grid Safety and Resiliency Program Memo Account, and Fire Risk Mitigation Memo Account

February 26, 2021
Energy for What's Ahead℠
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27 SCE’s 2021 General Rate Case will be approved in four tracks over 2021–2023 SCE Testimony Intervenor Testimony SCE Rebuttal Opening & Reply Briefs CPUC Proposed Decision Track 1: 2021–2023 GRC Revenue Requirement     Pending Track 2: 2018–2019 FMA Update2    N/A due to settlement  (Approved3) Track 3: 2020 FMA Update2; 2018–2020 GS&RP4 Q1 ’21 Q3 ’21 Q3 ’21 Q4 ’21 Q1 ’22 Track 4: RAMP and 2024 Attrition Year Q2 ‘22 Q1 ‘23 Q1 ‘23 Q3 ’23 Q4 ‘23 1. The schedule is subject to change over the course of the proceeding 2. Includes Wildfire Mitigation Plan Memo Account, Fire Hazard Prevention Memo Account, and Fire Risk Mitigation Memo Account 3. Proposed Decision was approved by the CPUC in January 2021 4. 2018–2020 Grid Safety and Resiliency Program (GS&RP) costs above settlement amount Estimated timeline for 2021 General Rate Case tracks and milestones1 February 26, 2021

28 GRC track 1: Represents rate base CAGR of 7.6% over two rate case periods1 1. SCE Rebuttal rate base forecast reflects 2021–2023 rebuttal and latest Non-GRC and FERC estimates 2. CalPA rate base forecast assumes CPUC GRC rate base attrition year increases for 2022 and 2023 of 3.5%, consistent with CalPA’s attrition mechanism proposal 3. TURN rate base forecast assumes TURN’s CPUC GRC rate base attrition proposal of budget-based capital additions for wildfire and new service connections, 0% increase on all other capital additions 4. Change in authorized base revenue requirement after adjusting for post-test year ratemaking changes of $0.1 billion SCE requests 2021 revenue requirement increase of ~$1.3 billion4 2021 GRC Revenue Requirement, $ in Billions SCE’s request would result in 2018–2023 rate base growth of 7.6% Rate Base CAGR, 2018–2023 7.6% 6.1% 6.4% SCE Rebuttal CalPA TURN 7.6 6.9 6.7 SCE Rebuttal CalPA TURN 2020 Authorized ($6.4) 1 32 February 26, 2021

GRC track 2 update: Settlement allowing recovery of $391 million for wildfire mitigation approved by CPUC

GRC track 2 settlement reached with intervenors

Agreement reached with Cal Advocates, TURN, and SBUA to resolve all issues pending in track 2 of the 2021 GRC

Covers Wildfire Mitigation Plan MA (WMPMA), Fire Hazard Prevention MA (FHPMA), and Fire Risk Mitigation MA (FRMMA)

Approved settlement authorizes ~82% of O&M and 100% of capital

Summary of settlement vs. request

($ in Millions)	Request[1]	Settlement
Approval of O&M	491	401
Reasonableness of Capital[2]	302	302
Revenue Requirement[3]	482	391

Decision requires amortization period of not less than 12 months

Settlement approved by CPUC

CPUC approved settlement without modifications in January 2021

Decision received in line with original scoping memo schedule

1. Request reflects updates made in rebuttal testimony served on September 25, 2020. SCE's rebuttal testimony defers recovery of approximately $16 million of O&M and SCE reserves the right to seek recovery of that amount in track 3 of the 2021 GRC
2. Capital expenditures after August 1, 2019, totaling $204 million, are subject to the AB 1054 exclusion from equity rate base and may be recovered through a separate financing order
3. Revenue requirement lower than total approval primarily because of flow through tax benefits from certain capital expenditures. Capital revenue requirement included mainly represents depreciation, taxes, and return, and excludes the revenue requirement for any capital subject to AB 1054 (approximately $204 million of the $302 million (excluding overheads))

February 26, 2021

Energy for What's Ahead℠ 29

30 SCE’s average residential bills lower than national average because higher rates more than offset by lower usage February 26, 2021 …which offset above- average residential rates that reflect a cleaner fuel mix, higher cost of living, and lower system utilization Average Residential Rate, Cents per kWh SCE’s residential usage and bills are lower than national average due to milder climate and higher energy efficiency standards… Residential Electricity Bill, Dollars per Month Within California, PG&E and SDG&E’s system average rates are 13% and 19% higher, respectively, than SCE’s System Average Rate1 Cents per kWh Source: EIA's Form 861M (formerly Form 826) Data Monthly Electric Utility Sales and Revenue Data (12-Months Ending November 2020) https://www.eia.gov/electricity/data/eia861m/index.html 13.1 18.1 US Average SCE 129 107 US Average SCE (17%) 38% 19.7 22.3 23.5 SCE PG&E SDG&E 1. Rates include California Climate Credit Sources: SCE Advice 4377-E-A effective Feb. 1, 2021 PG&E Advice 6004-E-C effective Jan. 1, 2021 SDG&E Advice 3620-E effective Jan. 1, 2021 +13% vs SCE +19% vs SCE

31 SCE’s system average rate has grown less than inflation over the last 31 years, with some ups and downs along the way February 26, 2021 SCE’s system average rate has grown at an annualized ~2.2% as compared to local inflation of ~2.4% since 1990 Cents per kWh 0 5 10 15 20 25 1990 '95 '00 '05 '10 '15 2020 SCE System Average Rate Los Angeles Area Inflation

32 Edison International's earnings are prepared in accordance with generally accepted accounting principles used in the United States. Management uses core earnings (losses) internally for financial planning and for analysis of performance. Core earnings (losses) are also used when communicating with investors and analysts regarding Edison International's earnings results to facilitate comparisons of the company's performance from period to period. Core earnings (losses) are a non-GAAP financial measure and may not be comparable to those of other companies. Core earnings (losses) are defined as earnings attributable to Edison International shareholders less non-core items. Non- core items include income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as write downs, asset impairments and other income and expense related to changes in law, outcomes in tax, regulatory or legal proceedings, and exit activities, including sale of certain assets and other activities that are no longer continuing. A reconciliation of Non-GAAP information to GAAP information is included either on the slide where the information appears or on another slide referenced in this presentation. EIX Investor Relations Contact Sam Ramraj, Vice President (626) 302-2540 sam.ramraj@edisonintl.com Use of Non-GAAP Financial Measures February 26, 2021